UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2024 (April 11, 2024)

APARTMENT INCOME REIT CORP.
APARTMENT INCOME REIT, L.P.
(Exact name of Registrant as Specified in Its Charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1700
Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (303)
757-8101
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 11, 2024, Apartment Income REIT Corp., a Maryland corporation (the “
Company
”), filed with the Maryland State Department of Assessments and Taxation a certificate of correction (the “
Certificate of Correction
”) to the Company’s Articles of Amendment and Restatement, effective as of September 21, 2023 (as amended, the “
Company Charter
”), clarifying the incorporation of the terms of the Company’s Class A Preferred Stock into the Company Charter.
The foregoing description of the Certificate of Correction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Correction, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction to the Articles of Amendment and Restatement of Apartment Income REIT Corp., dated April 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INCOME REIT CORP.

Date: April 12, 2024	By:	/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

APARTMENT INCOME REIT, L.P.

By: AIR-GP, Inc., its General Partner

	By:	/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer